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                                                                    EXHIBIT 23.1

                                     CONSENT

We consent to the inclusion in this registration statement of our report on our audit of Manhattan Research Development, Inc. (formerly Manhattan Pharmaceuticals, Inc.) as of December 31, 2002, and for the year then ended and for the period from January 1, 2002 to December 31, 2002, as related to the period from August 1, 2001 (date of inception) to December 31, 2002. We also consent to the reference to our firm under the caption "Experts."


                                          /s/  J.H. COHN LLP

Roseland, New Jersey
January 12, 2004